                                 PROMISSORY NOTE


$1,500,000                                                  JULY ___, 1996


     FOR VALUE RECEIVED, the undersigned, _____________________, ________________________(the "Maker"), does hereby promise to pay to the order of ELECTRONICS COMMUNICATIONS CORP., at 10 Plog Road, Fairfield, New Jersey 07004, or such other place in the United States as may be designated by the holder of this note, (the "Holder") the principal sum of One Million Five Hundred Thousand ($1,500,000.00) Dollars (the "Principal") together with interest at the rate of seven percent (7%) per annum.

     Principal and interest shall be due on July 30, 1999. This Note shall automatically be renewed for an additional one year term if the Note is not paid off at maturity.

     The Maker having deposited with the holder as collateral security for the payment of this note the following property:

     1,000,000 shares of Series B Preferred Stock of Electronics
Communications Corp.

     The Maker may pre-pay the Principal in whole or in part at any time or times, without penalty.

     Upon any Default hereunder, the Maker and any signer, guarantor or endorser hereof shall pay all costs of collection, including attorneys' fees, whether or not suit is commenced, paid or incurred in enforcing this Note and to pay interest from the date of default and until the date of payment at the rate of 10% per annum. The Holder agrees that the above described shares of Common Stock, which the maker pledged to the Holder and any additional or substitute security, collateral or funds which security, collateral or funds the Maker may deliver to the Holder shall provide the sole source of funds to pay any amounts including but not limited to interest, cost of collection and attorney fees for which the Maker may be liable pursuant to this Promissory Note and no recourse shall be had against the Maker for any such amounts except insofar as such recourse may be had under agreements pursuant to which additional security or collateral may have been delivered to the Holder.

     All Principal is payable in lawful money of the United States of America at the office of the Holder at the address shown above, or at such other place as may be designated in writing by the Holder of this Note, in immediately available funds.

     The Maker of this Note for herself and her legal representatives, successors and assigns, hereby expressly waives presentment, demand, protest, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption under the homestead exemption laws, if any, or any other exemption or insolvency laws, and consents that the Holder hereof may release or surrender, exchange or substitute any personal property or other collateral security now held or which may hereafter be held as security for the payment of this Note, and may extend the time for payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced hereby.

     All agreements between the Maker and the Holder hereof are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness or otherwise, shall the amount paid or agreed to be paid to the holder hereof for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum permissible amount paid or agreed to be paid to the Holder hereof under applicable law. If, for any circumstances whatsoever, fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then IPSO FACTO the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstance the holder hereof should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the payment of interest. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date.

     This Note and all transactions hereunder and/or evidenced herein shall be governed by, construed, and enforced in accordance with the laws of the State of New Jersey.

     IN WITNESS WHEREOF, the Maker has caused this Note to be executed as of the date first above written.


                                        __________________________



STATE OF              )
                      )  ss:
COUNTY OF             )


     On the ______ day of _______________, 199__, before me personally came _____________________________________, known to me to be the individual described in and who acknowledged the foregoing instrument and swore and acknowledged that she executed the same as her free act and deed.

                                   _____________________________
                                   Notary Public

                                   My commission expires _______

                                       2